PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT :	Kathleen M. Campbell Senior Vice President, Marketing 15 S. Main Street Mansfield, PA 16933 570-662-8534 570-662-8512 (fax)

March 8, 2004

Citizens Financial Services, Inc. Appoints New President

MANSFIELD - The Board of Directors of Citizens Financial Services, Inc. has appointed Randall E. Black to the position of President of Citizens Financial Services, Inc. and First Citizens National Bank. Black began his career at First Citizens in 1993. He was promoted to Chief Financial Officer in 2001 and to Senior Vice President in 2003. Prior to joining First Citizens Black was employed by Parente, Randolph, Orlando, Carey and Associates of Williamsport, Pennsylvania where he focused on bank auditing.

Dr. John M. Thomas, Interim President will remain until the stockholders meeting on April 20, 2004 when Black will assume his new role.